INTERIM LOAN AGREEMENT


                                November 7, 1995

Innovative Accessories, Inc.
7949 South I-35 Service Road
Oklahoma City, OK 73149

Re: Interim Working Capital Loan of an amount not less than $250,000

Ladies and Gentlemen:

     Innovative Accessories, Inc. (the "Borrower"), an Oklahoma corporation, and Lund International Holdings, Inc. (the "Lender") are negotiating a definitive working capital loan agreement for an amount which shall be not less than $1,250,000 (the "Agreement"). Prior to the execution of the Agreement, the Borrower has requested that the Lender lend to the Borrower an amount not less than $250,000 as an interim working capital loan, which amount shall be deducted from the funds available to the Borrower under the terms of the Agreement. The Lender is willing to lend such funds to the Borrower and the Borrower is willing to borrow such funds upon the terms and subject to the conditions set forth in the Agreement. All references to Borrower shall also apply to Guarantor with equal force and effect. In consideration of the promises contained in this Agreement, Borrower and Lender agree as follows:

     1. Loan. Lender agrees to lend to Borrower an Interim Working Capital Loan of an amount not less than $250,000 according to this agreement.

     2. Interim Working Capital Loan. The Interim Working Capital Loan shall be evidenced by a demand promissory note in the form of attached Exhibit A, duly executed by Borrower (together with any renewals or extensions of the note (the "Note"), dated November 7 1995; and secured by a duly executed assignment of patents held by James A. Nett to Lender in the form of attached Exhibit B. Lender shall make notations on the Note, as appropriate, which shall be binding on the parties absent manifest error, of the amount outstanding thereunder. The proceeds of this interim loan shall be used to for the following purposes:

     (a) An amount not less than $145,000 to satisfy outstanding debts that Borrower currently has with several of its creditors; and

     (b) An amount not less than $105,000 to the Internal Revenue Service in full satisfaction of withholding taxes, interest and penalties not currently payable.

     If the Borrower agrees to the foregoing, Borrower should execute this Agreement on the space indicated below.


                                                  BORROWER:

                                                  INNOVATIVE ACCESSORIES, INC.


                                                  By /s/ James A. Nett

                                                  Its President


                                                  By /s/ Marilyn Lee Nett

                                                  Its Secretary


                                                  Accepted by:

                                                  LUND INDUSTRIES INCORPORATED


                                                  By /s/ Jay Allsup

                                                  Chief Financial Officer


     The undersigned, James A. Nett, majority shareholder and President of Borrower, hereby irrevocably and unconditionally guarantees the prompt payment of the foregoing loan.

                                                  GUARANTOR

                                                  /s/ James A. Nett
                                                  James A. Nett
                                                  Date: November 7, 1995